UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

SMART SAND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Waterway Avenue, Suite 350 The Woodlands, Texas 77380

(Address of principal executive offices and zip code)

(281) 231-2660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2017, Smart Sand, Inc. (the “Company”) entered into a multi-year Master Product Purchase Agreement (the “PPA”) with Liberty Oilfield Services, LLC (the “Buyer”) for finer mesh sands on March 8, 2017. In connection with the PPA, on March 8, 2017, the Company also entered into a Railcar Usage Agreement with the Buyer (the “RUA”) pursuant to which the Buyer borrows railcars from the Company to transport the purchased products.

On June 7, 2017, the Company and Buyer entered into the First Amendment to the PPA (the “PPA Amendment”) and the First Amendment to the RUA (the “RUA Amendment”).  The purpose of the PPA Amendment is to increase the tonnages and adjust the product mix to be purchased under the PPA in the event the parties secure a predetermined amount of railcars for shipment of products or the Company increases its plant capacity.  The RUA Amendment modifies, among other things, the amounts of borrowed railcars in connection with the adjusted tonnages under the PPA.

The above summary does not purport to be a complete description of the PPA Amendment or the RUA Amendment and is qualified in its entirety by the contents of the PPA Amendment and RUA Amendment, copies of which will be filed as exhibits to a subsequent filing with the SEC by the Company.

Item 1.04Mine Safety – Reporting of Shutdowns and Patterns of Violations.

On June 6, 2017, the Company received an imminent danger order (the “Order”) at its sand mine in Oakdale, Wisconsin.  The Order was issued by the U.S. Department of Labor, Mine Safety and Health Administration under Section 107(a) of the Federal Mine Safety and Health Act of 1977.  The Order was issued when four miners were observed working adjacent to an unprotected ventilation opening in the floor of the processing plant which was deemed to be a tripping hazard.  A fifth miner was observed standing over the open ventilation hole.  Mine personnel immediately took corrective action and the Order was terminated a short time after issuance.  No injuries occurred as a result of the conditions cited in the Order.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”).  As of the record date for the Annual Meeting, 40,861,342 shares of common stock were outstanding, each entitled to one vote per share. At the Annual Meeting, the Company’s stockholders were requested to: (i) elect two Class I members of the Company’s board of directors to serve until the Company’s 2020 annual meeting of stockholders; (ii) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2016; and (iv) approve, on an advisory basis, the preferred frequency of advisory votes on executive compensation. Each of the foregoing proposals is more fully described in the Company’s definitive proxy statement, which was filed with the SEC on April 24, 2017.

1.	The stockholders elected Sharon Spurlin and Timothy J. Pawlenty to serve as Class I members of the Company’s board of directors for a three-year term. The results of the voting are as follows:

Name	For	Withheld	Broker Non-Votes
Sharon Spurlin	27,997,571	4,886,472	3,279,889
Timothy J. Pawlenty	27,776,841	5,107,202	3,279,889
2.

The stockholders also approved the proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The voting results for this proposal were 35,872,347 shares for, 96,315 shares against, and 195,270 shares abstained.

3.

The stockholders also approved, on a non-binding and advisory basis, the compensation paid to the Company’s named executive officers during the year ended December 31, 2016.  The voting results for this proposal were 32,541,168 shares for, 136,191 shares against, 206,684 shares abstained, and 3,279,889 shares were broker non-votes.

4.

The stockholders also approved, on a non-binding and advisory basis, holding the advisory vote on compensation paid to the Company’s named executive officers every year. The voting results for this proposal were 31,842,762 shares for every year, 4,812 shares for every two years, 834,797 shares for every three years, 201,672 shares abstained, and 3,279,889 shares were broker non-votes. The Company has determined that it will hold an advisory vote on executive compensation every year until the next stockholder advisory vote on the preferred frequency of advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated: June 12, 2017	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer